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                                                                    EXHIBIT 10.3

               CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT


          THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of November 23, 1998, is entered into by and among PLAINS RESOURCES INC., a Delaware corporation ("Plains Resources"), PLAINS ALL AMERICAN INC., a Delaware corporation ("PAAI"), PLAINS ALL AMERICAN PIPELINE, L.P., a Delaware limited partnership (the "Partnership"), PLAINS MARKETING, L.P., a Delaware limited partnership ("Plains Marketing"), ALL AMERICAN PIPELINE, L.P., a Texas limited partnership ("All American L.P."), PAAI LLC, a Delaware limited liability company ("PAAI LLC"), and GATHERING LLC, a Delaware limited liability company ("Gathering LLC").

                                    RECITALS

          WHEREAS, PAAI and Plains Resources have formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") for the purpose of serving as the sole limited partner of Plains Marketing;

          WHEREAS, PAAI contributed $990.00 to the capital of the Partnership and received a 1% general partner interest and a 49% limited partner interest therein; and Plains Resources contributed $990.00 to the capital of the Partnership and received a 50% limited partner interest therein;

          WHEREAS, Plains Resources sold its 50% limited partner interest in the Partnership to Michael Patterson (the "Organizational Limited Partner");

          WHEREAS, PAAI and the Partnership have heretofore formed Plains Marketing pursuant to the Delaware Act for the purpose of acquiring, owning and operating the midstream
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crude oil business and assets of Plains Resources and its subsidiaries, including, without limitation, the business of crude oil marketing, gathering, transportation, storage, terminaling and pipeline operation and the assets (other than the Plains Excluded Assets) of Plains Transportation, Plains Terminal, PLX Crude and PLX Ingleside (as defined herein) (the "Business");

          WHEREAS, PAAI contributed $500 to the capital of Plains Marketing and received a 1% general partner interest and a 49% limited partner interest therein; and the Partnership contributed $500 to the capital of Plains Marketing and received a 50% limited partner interest therein;

          WHEREAS, All American Pipeline Company, a Texas corporation ("All American"), has previously formed Gathering LLC as a wholly owned subsidiary of All American and has caused its subsidiary Celeron Gathering Corporation, a Delaware corporation ("CGC"), to merge into Gathering LLC;

          WHEREAS, PAAI has previously formed PAAI LLC as a wholly-owned subsidiary of PAAI to hold one share of All American stock;

          WHEREAS, All American has previously adopted articles of conversion and converted to All American L.P. in which PAAI holds a .001% general partner interest and a 98.999% limited partner interest (such limited partner interest, the "All American LP Interest"), and PAAI LLC holds a 1% limited partner interest;

          WHEREAS, concurrently with the consummation of the transactions contemplated hereby, All American L.P. will assume $175 million of PAAI's outstanding debt and will distribute its ownership interest in Gathering LLC (the "Gathering LLC Interest") to PAAI;

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          WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of Plains Marketing & Transportation Inc., a Delaware corporation ("Plains Transportation"), Plains Terminal & Transfer Corporation, a Delaware corporation ("Plains Terminal"), PLX Crude Lines Inc., a Delaware corporation ("PLX Crude"), and PLX Ingleside, Inc., a Delaware corporation ("PLX Ingleside"), will be merged with and into Plains Resources;

          WHEREAS, concurrently with the consummation of the transactions contemplated hereby Celeron Trading & Transportation Company, a Delaware corporation ("CT&T"), shall be merged with and into PAAI;

          WHEREAS, concurrently with the consummation of the transactions contemplated hereby, PAAI and the Partnership have entered into that certain Amended and Restated Agreement of Limited Partnership of Plains Marketing (the "Operating Partnership Agreement");

          WHEREAS, concurrently with the consummation of the transactions contemplated hereby, PAAI and the Organizational Limited Partner have entered into that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement");

          NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties to this Agreement undertake and agree as follows:
                                   ARTICLE I

                      DEFINITIONS; CONCURRENT TRANSACTIONS

     1.1 Definitions. The following capitalized terms shall have the meanings given below.

          "Agreement" means this Contribution, Conveyance and Assumption Agreement.

          "All American" has the meaning assigned to such term in the Recitals to this Agreement.

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          "Additional All American L.P. Interest" has the meaning assigned to such term in Section 2.3.

          "All American L.P." has the meaning assigned to such term in the opening paragraph of this Agreement.

          "All American LP Interest" has the meaning assigned to such term in the Recitals to this Agreement.

          "Assets" means the Plains Assets and the PAAI Assets.

          "Business" has the meaning assigned to such term in the Recitals to this Agreement.

          "CGC" has the meaning assigned to such term in the Recitals to this Agreement.

          "Common Units" means common limited partner interests in the Partnership.

          "Conveyance, Assignment and Bill of Sale" means a Conveyance, Assignment and Bill of Sale in recordable form from each of Plains Resources and PAAI, as the case may be, to Plains Marketing, the form of which is attached hereto as Exhibit A.

          "CT&T" has the meaning assigned to such term in the Recitals to this Agreement.

          "CT&T Assets" means all of the assets owned, leased or held by CT&T, as of the Effective Time, of every kind and description, whether tangible or intangible, whether real, personal or mixed, and wherever located, including, without limitation, all of the crude oil inventory (line fill) owned by CT&T and located in the crude oil pipeline system owned by All American L.P.

          "Cushing Terminal" means the crude oil terminal and storage facility located in Payne and Lincoln Counties, Oklahoma, including, without limitation, the real property and other property interests described in that certain Conveyance, Assignment and Bill of Sale (Cushing) of even date herewith from Plains Resources to Plains Marketing (a copy of the form of which is attached hereto

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as Exhibit A) along with the Plains Midstream Subsidiaries' Assets described below that are a part of or are used exclusively in connection with the crude oil terminal and storage facility:

          (i) storage tanks, stations, substations, terminal facilities and related properties and assets, along with all crude oil inventory located in such facilities;

          (ii) all motor vehicles, tractors, trailers, tanks, railcars, other vehicles, machinery and related equipment, whether owned or leased;

          (iii) every contract, agreement, arrangement, grant, gift, trust or other arrangement or understanding of any kind;

          (iv) any and all rights, claims and causes of action under warranties, insurance policies, contracts and related rights;

          (v) communication equipment, computer equipment and software and leasehold interests therein;

          (vi) all know-how, every trade secret, every customer list and all other confidential information of every kind;

          (vii) every customer relationship, employee relationship, supplier relationship and other relationship of any kind;

          (viii) every other proprietary right of any kind;

          (ix) all governmental licenses, permits, approvals, franchises, registrations and authorizations of every kind;

          (x) copies of all of the books, records, papers and instruments, including without limitation, accounting and financial records;

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          (xi) any and all monies, rents, revenues, accounts receivable or other proceeds receivable;

          (xii) all deposits, prepayments and prepaid expenses;

          (xiii) all unbilled receivables;

          (xiv) all trade names, trademarks, service marks, logos, marks and symbols of any kind, together with all goodwill associated therewith and all other trade names, trademarks and service marks;

          (xv) all rights, benefits, privileges and appurtenances pertaining to any of the foregoing;

     excluding, however, any of such assets that constitute Plains Excluded Assets.

          "Delaware Act" has the meaning assigned to such term in the Recitals to this Agreement.

          "Effective Time" means 12:01 a.m. Eastern Standard Time on November 23, 1998.

          "Existing Indebtedness" means indebtedness, liabilities and obligations of PAAI under that certain $325 million Senior Secured Credit Facility dated July 30, 1998 with ING (U.S.) Capital Corporation, as Administrative Agent, executed in connection with the acquisition of all of the capital stock of CT&T and All American by PAAI.

          "Gathering LLC" has the meaning assigned to such term in the opening paragraph of this Agreement.

          "Gathering LLC Interest" has the meaning assigned to such term in the Recitals to this Agreement.

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          "Ingleside Terminal" means the crude oil terminal and storage facility located in San Patricio County, Texas, including, without limitation, the real property and other property interests described in that certain Conveyance, Assignment and Bill of Sale (Ingleside) of even date herewith from Plains Resources to Plains Marketing (a copy of the form of which is attached hereto as Exhibit A) along with the Plains Midstream Subsidiaries' Assets described below that are a part of or are used exclusively in connection with the crude oil terminal and storage facility:

          (i) storage tanks, stations, substations, terminal facilities and related properties and assets, along with all crude oil inventory located in such facilities;

          (ii) all motor vehicles, tractors, trailers, tanks, railcars, other vehicles, machinery and related equipment, whether owned or leased;

          (iii) every contract, agreement, arrangement, grant, gift, trust or other arrangement or understanding of any kind;

          (iv) any and all rights, claims and causes of action under warranties, insurance policies, contracts and related rights;

          (v) communication equipment, computer equipment and software and leasehold interests therein;

          (vi) all know-how, every trade secret, every customer list and all other confidential information of every kind;

          (vii) every customer relationship, employee relationship, supplier relationship and other relationship of any kind;

          (viii) every other proprietary right of any kind;

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          (ix) all governmental licenses, permits, approvals, franchises, registrations and authorizations of every kind;

          (x) copies of all of the books, records, papers and instruments, including without limitation, accounting and financial records;

          (xi) any and all monies, rents, revenues, accounts receivable or other proceeds receivable;

          (xii) all deposits, prepayments and prepaid expenses;

          (xiii) all unbilled receivables;

          (xiv) all trade names, trademarks, service marks, logos, marks and symbols of any kind, together with all goodwill associated therewith and all other trade names, trademarks and service marks;

          (xv) all rights, benefits, privileges and appurtenances pertaining to any of the foregoing;

     excluding, however, any of such assets that constitute Plains Excluded Assets.

          "Laws" means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

          "Operating Partnership Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

          "Organizational Limited Partner" has the meaning assigned to such term in the Recitals to this Agreement.

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          "PAAI" has the meaning assigned to such term in the opening paragraph of this Agreement.

          "PAAI Assets" means the CT&T Assets and the Gathering LLC Interest of PAAI.

          "PAAI Assumed Liabilities" means all of PAAI's liabilities arising from or relating to the PAAI Assets or the Business, as of the Effective Time, of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of PAAI as of the Effective Time, excluding, however, any of such liabilities that constitute PAAI Excluded Liabilities.

          "PAAI Excluded Liabilities" means (i) all of the liabilities and obligations of CT&T and CGC for the Existing Indebtedness, (ii) all federal, state and local income tax liabilities attributable to operation of the PAAI Assets prior to the Effective Time, including any such income tax liabilities that may result from the consummation of the transactions contemplated by this Agreement and (iii) all of the liabilities that arise pursuant to the indemnification obligation of PAAI under the Omnibus Agreement dated of even date with this Agreement among Plains Resources, PAAI, the Partnership, Plains Marketing and All American L.P.

          "PAAI LLC" has the meaning assigned to such term in the Recitals to this Agreement.

          "PAAI OLP Interest" has the meaning assigned to such term in Section 2.1.

          "Partnership" has the meaning assigned to such term in the opening paragraph of this Agreement.

          "Partnership Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

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          "Plains Assets" means (a) the Cushing Terminal and the Ingleside
Terminal and (b) the Plains Midstream Subsidiaries' Assets described below, to the extent the following comprise a part of or are used exclusively in connection with the operation of the Business, and without duplication of the Cushing Terminal and the Ingleside Terminal:

          (i) the real property and other property interests described in that certain Conveyance, Assignment and Bill of Sale (Other Assets) of even date herewith from Plains Resources to Plains Marketing;

          (ii) storage tanks, stations, substations, terminal facilities and related properties and assets, along with all crude oil inventory located in such facilities;

          (iii) all motor vehicles, tractors, trailers, tanks, railcars, other vehicles, machinery and related equipment, whether owned or leased;

          (iv) every contract, agreement, arrangement, grant, gift, trust or other arrangement or understanding of any kind;

          (v) any and all rights, claims and causes of action under warranties, insurance policies, contracts or related rights;

          (vi) communication equipment, computer equipment and software and leasehold interests therein;

          (vii) all know-how, every trade secret, every customer list and all other confidential information of every kind;

          (viii) every customer relationship, employee relationship, supplier relationship and other relationship of any kind;

          (ix) every other proprietary right of any kind;

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          (x) all governmental licenses, permits, approvals, franchises, registrations and authorizations of every kind;

          (xi) copies of all of the books, records, papers and instruments, including without limitation, accounting and financial records;

          (xii) any and all monies, rents, revenues, accounts receivable or other proceeds receivable;

          (xiii) all deposits, prepayments and prepaid expenses;

          (xiv) all unbilled receivables;

          (xv) all trade names, trademarks, service marks, logos, marks and symbols of any kind, together with all goodwill associated therewith and all other trade names, trademarks and service marks;

          (xvi) all rights, benefits, privileges and appurtenances pertaining to any of the foregoing;

     excluding, however, any of such assets that constitute Plains Excluded Assets.

          "Plains Assumed Liabilities" means all of Plains Resources' liabilities arising from or relating to the Plains Assets or the Business, as of the Effective Time, of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of Plains Resources as of the Effective Time, specifically including the indebtedness, obligations and liabilities under that certain Credit Agreement dated July 30, 1998 among Plains Transportation, BankBoston, N.A., as Administrative Agent and certain other Agents and Lenders party thereto providing for loans and letters of credit up to the amount of $175 million, excluding, however, any of such liabilities that constitute Plains Excluded Liabilities.

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          "Plains Excluded Assets" means the Employment Agreement between Plains
Resources and Harry Pefanis.

          "Plains Excluded Liabilities" means (i) all of the liabilities that arise pursuant to the indemnification obligations of Plains Resources under the Omnibus Agreement dated of even date with this Agreement among Plains Resources, PAAI, the Partnership, Plains Marketing and All American L.P., (ii) the Subsidiary Debt and (iii) all federal, state and local income tax liabilities attributable to operation of the Plains Assets prior to the Effective Time, including any such income tax liabilities that may result from the consummation of the transactions contemplated by this Agreement.

          "Plains Grantors" means Plains Resources and PAAI.

          "Plains Marketing" has the meaning assigned to such term in the opening paragraph of this Agreement.

          "Plains Midstream Subsidiaries" means, collectively, Plains Transportation, Plains Terminal, PLX Crude and PLX Ingleside.

          "Plains Midstream Subsidiaries' Assets" means, collectively, all of the assets, properties, titles, interests, benefits and rights owned by each of the Plains Midstream Subsidiaries at the time of its merger into Plains Resources, which, as a result of such merger, became the assets, properties, titles, interests, benefits and rights of Plains Resources.

          "Plains Resources" has the meaning assigned to such term in the opening paragraph of this Agreement.

          "Plains Terminal" has the meaning assigned to such term in the Recitals to this Agreement.

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          "Plains Transportation" has the meaning assigned to such term in the
Recitals to this Agreement.

          "PLX Crude" has the meaning assigned to such term in the Recitals to this Agreement.

          "PLX Ingleside" has the meaning assigned to such term in the Recitals to this Agreement.

          "Restriction" has the meaning assigned to such term in Section 9.2.

          "Restriction-Asset" has the meaning assigned to such term in Section 9.2.

          "Specific Conveyances" has the meaning assigned to such term in
Section 2.9.

          "Subordinated Units" means subordinated limited partner interests in the Partnership.

          "Subsidiary Debt" shall mean (i) all indebtedness of the Plains Midstream Subsidiaries owed to Plains Resources that was extinguished in the merger of the Plains Midstream Subsidiaries into Plains Resources and (ii) all indebtedness owed by the Plains Midstream Subsidiaries to affiliates of Plains Resources, other than the Plains Midstream Subsidiaries.

     1.2  Concurrent Transactions.

          (a) All American L.P. hereby assumes and agrees to pay $175 million of Existing Indebtedness.

          (b) All American L.P. hereby distributes 100% of its ownership interest in Gathering LLC to PAAI.

                                   ARTICLE II

                        CONTRIBUTIONS AND SALE OF ASSETS

     2.1 Contribution of Assets by PAAI to Plains Marketing. PAAI hereby grants, contributes, transfers and conveys to Plains Marketing, its successors and assigns, for its and their own use forever, all right, title and interest in and to the PAAI Assets in exchange for (i) the continuation of a 1.0101% general partner interest and a limited partner interest (such limited partner interest, the "PAAI OLP Interest") in Plains Marketing and (ii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and Plains Marketing hereby accepts the PAAI Assets, as a contribution to the capital of Plains Marketing.

          TO HAVE AND TO HOLD the PAAI Assets unto Plains Marketing, its successors and assigns, together with all and singular the rights and appurtenances thereto in any wise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2.2 Contribution by PAAI to the Partnership. PAAI hereby grants, contributes, transfers and conveys to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest of PAAI in and to the PAAI OLP Interest and the All American LP Interest in exchange for (i) a 1% general partner interest in the Partnership, (ii) 9,859,581 Subordinated Units and 6,974,239 Common Units and (iii) other good and valuable consideration, the sufficiency of which is hereby acknowledged, and the Partnership hereby accepts the PAAI OLP Interest and the All American LP Interest, as a contribution to the capital of the Partnership.

          TO HAVE AND TO HOLD the PAAI OLP Interest and the All American L.P. Interest unto the Partnership, its successors and assigns, together with all and singular the rights and

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appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2.3 Contribution by PAAI LLC to the Partnership. PAAILLC hereby grants, contributes, transfers and conveys to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest of PAAILLC in and to its 1% limited partner interest (the "Additional All American L.P. Interest") in All American L.P. in exchange for 170,038 Subordinated Units and other good and valuable consideration, the sufficiency of which is hereby acknowledged, and the Partnership hereby accepts the 1% limited partner interest in All American L.P., as a contribution to the capital of the Partnership.

          TO HAVE AND TO HOLD the Additional All American L.P. Interest unto the Partnership, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2.4 Public Cash Contribution. The parties to this Agreement acknowledge a cash contribution of $244,689,500 from the public in exchange for Common Units.

     2.5 Partnership Cash Distribution and Contribution. PAAI acknowledges that the Partnership has distributed cash in the amount of $147,989,500 to PAAI as a reimbursement for certain capital expenditures and Plains Marketing acknowledges that the Partnership has contributed (i) cash in the amount of $96,700,000 to Plains Marketing and (ii) all of the syndication costs incurred by the Partnership in connection with the public offering of the Common Units.

     2.6 Sale of Assets by Plains Resources. Plains Resources hereby sells and conveys to Plains Marketing, its successors and assigns, for its and their own use forever, all right, title and

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interest in and to the Plains Assets in exchange for (i) the payment of $93.7 million in cash, (ii) the assumption of certain liabilities by Plains Marketing as provided in Section 4.1 and (iii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          TO HAVE AND TO HOLD the Plains Assets unto Plains Marketing, its successors and assigns, together with all and singular, the rights and appurtenances thereto in any wise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2.7 PAAI Use of Proceeds. The parties to this Agreement acknowledge that PAAI has used a portion of the cash received from the Partnership in Section 2.5 above to discharge approximately $110 million of the Existing Indebtedness plus all accrued and unpaid interest, prepayment premiums, fees and expenses in connection with the Existing Indebtedness and has distributed the balance of cash to Plains Resources.

     2.8 Contribution by the Partnership to Plains Marketing. The Partnership hereby grants, contributes, transfers and conveys to Plains Marketing, its successors and assigns, for its and their own use forever, all right, title and interest of the Partnership in and to the All American LP Interest and the Additional All American L.P. Interest, as a contribution to the capital of Plains Marketing, and Plains Marketing hereby accepts the All American LP Interest and the Additional All American L.P. Interest, as a contribution to the capital of Plains Marketing.

          TO HAVE AND TO HOLD the All American LP Interest and the Additional All American L.P. Interest, unto Plains Marketing, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

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     2.9  Specific Conveyances.  To further evidence the asset conveyances recited in this Article II and more fully and effectively convey record title with respect to the real property included in the Assets, Plains Resources has executed and delivered to Plains Marketing certain Conveyance, Assignment and Bill of Sale instruments (the "Specific Conveyances"). The Specific Conveyances shall evidence and perfect the sale and contribution made by this Agreement and shall not constitute a second conveyance of the Plains Assets or interests therein and shall be subject to the terms of this Agreement. The Specific Conveyances are not intended to modify, and shall not modify, any of the terms, covenants and conditions herein set forth and are not intended to create, and shall not create, any additional covenants or warranties of or by Plains Resources.

                                  ARTICLE III

                            ADDITIONAL TRANSACTIONS

     3.1 Merger of Gathering LLC and Plains Marketing. The parties to this Agreement acknowledge that, concurrent with the transactions referred to in
Article II of this Agreement, Gathering LLC has been merged with and into Plains Marketing.

     3.2 PAAI Contribution to PAAI LLC. PAAI hereby grants, contributes, transfers and conveys to PAAI LLC, its successors and assigns, for its and their own use forever, all right, title and interest of PAAI in and to all of the Subordinated Units and Common Units held by PAAI as a contribution to the capital of PAAI LLC, and PAAI LLC hereby accepts all of such Subordinated Units and Common Units, as a contribution to the capital of PAAI LLC.

          TO HAVE AND TO HOLD such Subordinated Units and Common Units unto PAAI LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     3.3 All American L.P. Refinancing. The parties to this Agreement acknowledge that All American L.P. shall refinance the portion of Existing Indebtedness assumed in Section 1.2(a) above.

                                   ARTICLE IV

                       ASSUMPTION OF CERTAIN LIABILITIES

     4.1. Assumption of Certain Plains Liabilities by Plains Marketing. In connection with the sale and transfer of the Plains Assets to Plains Marketing by Plains Resources, Plains Marketing hereby assumes and agrees to duly and timely pay, perform and discharge the Plains Assumed Liabilities, to the full extent that Plains Resources has been heretofore or would have been in the future, were it not for the execution and delivery of this Agreement, obligated to pay, perform and discharge the Plains Assumed Liabilities; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Plains Assumed Liabilities shall not (i) increase the obligation of Plains Marketing with respect to the Plains Assumed Liabilities beyond that of Plains Resources, (ii) waive any valid defense that was available to Plains Resources with respect to the Plains Assumed Liabilities or (iii) enlarge any rights or remedies of any third party under any of the Plains Assumed Liabilities.

     4.2. Assumption of Certain PAAI Liabilities by Plains Marketing. In connection with the contribution and transfer of the PAAI Assets to Plains Marketing by PAAI, Plains Marketing hereby assumes and agrees to duly and timely pay, perform and discharge the PAAI Assumed Liabilities, to the full extent that PAAI has been heretofore or would have been in the future, were it not for the execution and delivery of this Agreement, obligated to pay, perform and discharge the PAAI Assumed Liabilities; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the PAAI Assumed Liabilities shall not (i) increase the obligation of Plains

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Marketing with respect to the PAAI Assumed Liabilities beyond that of PAAI, (ii)
waive any valid defense that was available to PAAI with respect to the PAAI Assumed Liabilities or (iii) enlarge any rights or remedies of any third party under any of the PAAI Assumed Liabilities.

                                   ARTICLE V

                                INDEMNIFICATION

     5.1. Indemnification With Respect to Plains Excluded Liabilities. Plains Resources shall indemnify, defend and hold harmless the Partnership, Plains Marketing, their respective officers and directors and their respective successors and assigns from and against any and all claims, demands, costs, liabilities (including, without limitation, liabilities arising by way of active or passive negligence) and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of Plains Resources as of the Effective Time, arising from or relating to (i) the Plains Excluded Liabilities or (ii) any failure of Plains Resources to comply with any applicable bulk sales law of any jurisdiction in connection with the transfer of the Plains Assets to Plains Marketing.

     5.2. Indemnification With Respect to PAAI Excluded Liabilities. PAAI shall indemnify, defend and hold harmless the Partnership, Plains Marketing, their respective officers and directors and their respective successors and assigns from and against any and all claims, demands, costs, liabilities (including, without limitation, liabilities arising by way of active or passive negligence) and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of PAAI as of the Effective Time, arising from or relating to (i) the PAAI

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Excluded Liabilities or (ii) any failure of PAAI to comply with any applicable bulk sales law of any jurisdiction in connection with the transfer of the PAAI Assets to Plains Marketing.

     5.3.  Indemnification With Respect to Plains Assumed Liabilities.
Plains Marketing shall indemnify, defend and hold harmless Plains Resources, its officers and directors, its successors and assigns from and against any and all claims, demands, costs, liabilities (including, without limitation, liabilities arising by way of active or passive negligence) and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of Plains Resources as of the Effective Time, arising from or relating to the Plains Assumed Liabilities.

     5.4. Indemnification With Respect to PAAI Assumed Liabilities. Plains Marketing shall indemnify, defend and hold harmless PAAI, its officers and directors, its successors and assigns from and against any and all claims, demands, costs, liabilities (including, without limitation, liabilities arising by way of active or passive negligence) and expenses (including court costs and reasonable attorneys' fees) of every kind, character and description, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of PAAI as of the Effective Time, arising from or relating to the PAAI Assumed Liabilities.

                                   ARTICLE VI

                                 TITLE MATTERS

     6.1. Encumbrances. The contribution and sale of the Assets made under this Agreement are made expressly subject to (a) all recorded and unrecorded liens, encumbrances, agreements, defects, restrictions, adverse claims and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdiction over the Assets or the Business and operations conducted thereon or therewith, in each case to the extent the same are valid and enforceable and affect the Assets, including, without limitation, all matters that a current on the ground survey or visual inspection of the Assets would reflect, (b) the Plains Assumed Liabilities, (c) the PAAI Assumed Liabilities and (d) all matters contained in the Specific Conveyances.

     6.2.  Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

          (a) THE PLAINS GRANTORS ARE CONVEYING THE ASSETS "AS IS" WITHOUT REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY (ALL OF WHICH THE PLAINS GRANTORS HEREBY DISCLAIM), AS TO (i) TITLE, (ii) FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OR DESIGN OR QUALITY, OR
     (iii) ANY OTHER MATTER WHATSOEVER. THE PROVISIONS OF THIS SECTION 6.2 HAVE BEEN NEGOTIATED BY PLAINS MARKETING AND THE PLAINS GRANTORS AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES OF THE PLAINS GRANTORS, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS EXPRESSLY SET FORTH HEREIN.

          (b) The contribution of the Assets made under this Agreement is made with full rights of substitution and subrogation of Plains Marketing, and all persons claiming by, through and under Plains Marketing, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the Plains Grantors, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.

          (c) The Plains Grantors and Plains Marketing agree that the disclaimers contained in this Section 6.2 are "conspicuous" disclaimers. Any covenants implied by statute or law by the use of the words "grant," "convey," "bargain," "sell," "assign," "transfer," "deliver," or "set over" or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived and negated.

          (d) Each of the parties hereto hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

                                  ARTICLE VII

                               FURTHER ASSURANCES

     7.1. Further Assurances. From time to time after the date hereof, and without any further consideration, Plains Resources or PAAI, as the case may be, shall execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure Plains Marketing, its successors and assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges by this Agreement granted to Plains Marketing or intended so to be and (ii) more fully and effectively to vest in the Partnership and its successors and assigns beneficial and record title to the interests hereby contributed and assigned to the Partnership or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

     7.2. Partnership and Operating Partnership Assurances. From time to time after the date hereof, and without any further consideration, the Partnership and Plains Marketing shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.

     7.3. Post-Closing Adjustment. On or before December 31, 1998, PAAI shall prepare balance sheets as of the Effective Time for All American L.P. and Plains Marketing and determine the aggregate excess net working capital of All American L.P. and Plains Marketing. In the event such aggregate excess net working capital of All American L.P. and Plains Marketing does not equal $8 million, PAAI shall either (i) if the aggregate excess net working capital is less than $8 million, contribute cash sufficient to cause such aggregate excess net working capital to equal $8 million, or (ii) if the aggregate excess net working capital is more than $8 million, be distributed cash in an amount equal to the excess over $8 million.

                                  ARTICLE VIII

                               POWER OF ATTORNEY

     The Plains Grantors hereby constitute and appoint Plains Marketing, its successors and assigns, their true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the Plains Grantors, their successors and assigns, and for the benefit of Plains Marketing, its successors and assigns, to demand and receive from time to time the Assets and to execute in the name of the Plains Grantors and their successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Plains Marketing or the Plains Grantors for the benefit of Plains Marketing, as may be appropriate, any and all proceedings at law, in equity or otherwise which Plains Marketing, its successors and assigns may deem proper in order to collect, assert or enforce any claims, rights or titles of any kind in and to the Assets, and to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets and to do any and all such acts and things in furtherance of this Agreement as Plains Marketing, its successors or assigns shall deem advisable. The Plains Grantors hereby declare that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of the Plains Grantors, their successors or assigns or by operation of law.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1.  Order of Completion of Transactions; Effective Time.

          (a) The transactions provided for in Articles I, II, III and IV of this Agreement shall be completed on the date of this Agreement in the following order:

          First, the transactions provided for in Article I shall be completed;

          Second, the transactions provided for in Article II shall be completed;

          Third, the transactions provided for in Article III shall be completed; and

          Fourth, the transactions provided for in Article IV shall be completed.

          (b) The sale of the Assets to Plains Marketing shall be effective for all purposes as of the Effective Time.

     9.2. Consents; Restriction on Assignment. If there are prohibitions against or conditions to the conveyance of one or more portions of the Assets without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate Plains Marketing's rights with respect to such portion of the Assets (herein called a "Restriction"), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the Assets (herein called the "Restriction-Asset") pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable law and any applicable contractual provisions, the assignment of the Restriction-Asset subject thereto shall become effective automatically as of the Effective Time, without further action on the part of Plains Marketing or either of the Plains Grantors. The Plains Grantors and Plains Marketing agree to use their reasonable best efforts to obtain satisfaction of any Restriction on a timely basis. The description of any portion of the Assets as a "Restriction-Asset" shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the Assets. In the event that any Restriction-Asset exists, the Plains Grantors agree to hold such Restriction-Asset in trust for the exclusive benefit of Plains Marketing and to otherwise use their reasonable best efforts to provide Plains Marketing with the benefits thereof, and the Plains Grantors will enter into other agreements, or take such other action as they deem necessary, in order to help ensure that Plains Marketing has the assets and concomitant rights necessary to enable it to operate the Assets contributed to Plains Marketing in all material respects as they were operated prior to the Effective Time.

     9.3. Costs. Plains Marketing shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, Plains Marketing shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys' fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to Section 9.2.

     9.4. Headings: References: Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

     9.5. Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

     9.6. No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

     9.7. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

     9.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Assets are located, shall apply.

     9.9. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

     9.10. Deed; Bill of Sale; Assignment. To the extent required by applicable law, this Agreement shall also constitute a "deed," "bill of sale" or "assignment" of the Assets.

     9.11. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto.

     9.12 Integration. This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement which contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                              PLAINS RESOURCES INC., a Delaware corporation


                              By: /s/ Phillip D. Kramer
                                  ---------------------
                                  Phillip D. Kramer, Executive Vice President
                                  and Chief Financial Officer


                              PLAINS MARKETING, L.P., a Delaware limited partnership

                              By:  Plains All American Inc., a Delaware
                                   corporation, as general partner



                                  By:  /s/ Phillip D. Kramer
                                       ---------------------
                                       Phillip D. Kramer, Executive Vice
                                       President and Chief Financial Officer


                              PLAINS ALL AMERICAN PIPELINE, L.P., a
                              Delaware limited partnership

                              By: Plains All American Inc., a Delaware
                                  corporation, as general partner



                                  By:  /s/ Phillip D. Kramer
                                       ---------------------
                                       Phillip D. Kramer, Executive Vice
                                       President and Chief Financial Officer

                              ALL AMERICAN PIPELINE, L.P., a Texas limited partnership

                              By: Plains All American Inc., a Delaware
                                   corporation, as general partner



                                  By:  /s/ Phillip D. Kramer
                                       ---------------------
                                      Phillip D. Kramer, Executive Vice
                                      President and Chief Financial Officer


                              PLAINS ALL AMERICAN INC., a Delaware corporation


                              By: /s/ Phillip D. Kramer
                                  ---------------------
                                  Phillip D. Kramer, Executive Vice President
                                  and Chief Financial Officer


                              PAAI LLC, a Delaware limited liability company

                              By: Plains All American Inc., a Delaware
                                  corporation, its sole member


                                  By: /s/ Phillip D. Kramer
                                      ---------------------
                                      Phillip D. Kramer, Executive Vice
                                      President and Chief Financial Officer

                              GATHERING LLC, a Delaware limited liability company

                              By:  Plains All American Inc., a Delaware
                                   corporation, its sole member


                                  By: /s/ Phillip D. Kramer
                                      ---------------------
                                      Phillip D. Kramer, Executive Vice
                                      President and Chief Financial Officer